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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 13, 1999, except as to the information in Note 6 related to the issuance of Series C Convertible Preferred Stock for which the date is February 25, 1999, relating to the financial statements of FairMarket Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 25, 2000